                                                                    Exhibit 10.6
                             Contract of Employment
                                      For
                              Executive Management



    This Contract, made and entered into this 28th day of December, 1994 by and between Production Group International, Inc., hereinafter called "Employer," and Cyril Wismar, hereinafter called "Employee";

                                    Witness:
                                    --------

    That Whereas, the Employer desires to provide executive management services pursuant to contracts which the Employer has or will have with current and prospective clients and;

    Whereas, the Employer does desire to employ the Employee to provide these services;

    Now Therefore; in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:


1.   Position and Term
     -----------------

     a) The Position is that of Senior Vice President, Corporate Marketing and Major Accounts, Production Group International, Inc.

     b) The term of this contract shall begin on January 1, 1995, and be for a period of two years. The contract will be automatically renewed on the anniversary date for an additional period of two years unless the contract has been terminated pursuant to the provisions under Paragraph 5. This contract supersedes any and all contracts that may have previously been negotiated between Employer and Employee, either written or oral.


2.   Employee Duties
     ---------------

     a) The duties and responsibilities of the Employee shall be those established by the Employer. The duties shall include but not be limited to the following:

          i) Perform any duties as assigned by Chief Executive Officer or his designated representative.

          ii) Provide executive management of the assigned business function which currently includes managing the Employer's major account sales effort and overseeing the Employer's corporate marketing function.
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               Contract of Executive Employment for Cyril Wismar
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        iii)   Chair or be a member of any company project or focus team as assigned.
         iv) Perform duties as CEO's designated representative where required and assigned.

3.   Trade and Business
     ------------------

     a) The Employee hereby acknowledges that during the term of this contract, he will have access to various trade secrets of the Employer. Therefore:

          i) The Employee recognizes and acknowledges that such trade secrets and other information defined herein as confidential, including, but not limited to the following, is a valuable, special and unique asset of the Employer's business: procedures, practices, records, methods, systems, software, lists of clients, and prospective clients, marketing and operational plans, contracts, ideas, and policy manuals.

               All such information remains the property of the Employer, and the Employee, except as required in his duties to the Employer, hereby covenants and agrees that he will never, directly or indirectly, during his employment or after termination thereof, use, disseminate, disclose, lecture on, or in any manner publish any confidential information without the Employer's permission given in writing.

         ii) The Employee agrees that all documents, records, manuals, notebooks, software, writings of any kind, containing confidential information relating to the business of the Employer or its affiliated companies, including copies thereof, then in the Employee's possession, whether prepared by the Employee, the Employer, or others, shall be the property of the Employer. Upon termination of Employment, the Employee agrees to deliver all of this property to the Employer.

     b) The Employee acknowledges that part of his salary is in return for entering into the following agreement:

          i) The Employee agrees that during his employment and for a period of two (2) years following termination he will not seek to induce, by any method whatsoever, any other employees of the Employer to leave their employment with the Employer.

         ii) The Employee further agrees that he shall not during the term of this agreement, or for a period of eighteen (18) months following the termination of this agreement, directly or indirectly, persuade or induce or seek to persuade or induce any of the Clients of the Employer to purchase services in competition with PGI from any other business or person.

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               Contract of Executive Employment for Cyril Wismar
               -------------------------------------------------

        iii) The Employee further agrees not to utilize any list of clients that he had access or knowledge of while employed by the Employer to try to solicit such clients for any other company.

         iv) The Employee further agrees that during the term of this contract and for a period of eighteen (18) months following termination of employment with the Employer that he will not be employed in a role providing services substantially similar to what the Employer provides to any client to which the Employer presently
                                        ------
               provides its services to or to any client to which the Employee provided services during the term of this agreement or for a period of one (1) year following the termination of this agreement.

          v) The Employee also agrees that for a period of one (1) year following termination of this agreement by the Employee or for cause by the Employer as defined in Section 5, he will not work for, or provide services for any other organization in direct competition with PGI.


4.   Compensation, Benefits and Expense Reimbursement
     ------------------------------------------------

     a) All wages shall be paid in accordance with the Employer's procedures and are subject to withholdings as required by local, state and federal law.

     b) The Employee will receive benefits will be provided by the Employer to the Employee in accordance with its current policies and procedures or as may adopted by the Employer during the term of this agreement.

     c) In addition to the standard benefit package, the Employee is to specific compensation and benefits as outlined in Addendum A.

     d) The Employee shall receive expense reimbursement as outlined in the policy and procedures manual unless modified as set forth in Addendum A.

5.   Termination
     -----------

     a)   Either party may terminate this contract upon the giving of ninety
          (90) days' written notice to the other party.

     b) In the event this ninety days' notice is given by the Employer and no other provisions of this agreement are violated, the Employee shall be entitled to, as severance, a continuation of the base salary as specified in this contract for three months from the date notice is given as well as any bonus fully earned but not yet paid.

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               Contract of Executive Employment for Cyril Wismar
               -------------------------------------------------

     c) In the event this ninety days' notice is given by the Employee and no other provisions of this agreement are violated, the Employer shall have the option of immediately terminating this agreement without further compensation or accepting the notice period and continuing employment. If the Employer accepts the notice period then Employee shall be entitled to all salary and benefits as specified in this contract during the notice period or the remaining time of the contract whichever is less.

     d) If either party intends not to exercise the renewal of this contract they are required to provide sixty (60) days notice to the other party.

     e) In the event that the Employee violates any adopted and stated corporate policies or any of the provisions as may be adopted and set forth in a PGI Policy and Procedures Manual, is convicted of any criminal offense involving moral turpitude; abuses alcohol or drugs to such an extent that it has an adverse impact on the Employee's ability to perform his or her job, then the Employee shall be subject to immediate termination, with all salary and benefits to cease upon termination.


6.   Miscellaneous
     -------------

     a) The Employee shall not have the right to enter into a contract with any third party on behalf of the Employer nor shall the Employee sign any agreement with any other party on behalf of the Employer without the express written consent of the Employer.

     b) In the event any provisions of this contract shall be deemed unenforceable, then all remaining provisions shall remain in full force and effect and the contract shall be construed as if the invalid provisions had been omitted.

     c) In the event that either party fails to take action when the other party does not abide by the terms of this agreement, such failure to act shall not prevent the party from taking action for any future violations of this agreement.

     d) This contract shall be construed in accordance with the laws of the State of Virginia and all parties agree that the State of Virginia shall be the proper jurisdiction and the County of Arlington shall be the proper venue regarding any dispute relating to this contract.

     e) This contract shall be the sole agreement between the Employer and the Employee, and no representative of the employer other than the CEO has any authority to enter into or amend an employment contract, or to make any agreement contrary to the foregoing.

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               Contract of Executive Employment for Cyril Wismar
               -------------------------------------------------

     f) Because this agreement supersedes any and all previous employment contracts, written agreements or discussions between the parties and because this agreement is the sole agreement in effect between them, each party forever releases and covenants not to sue the other for any liability from any cause arising up to the date of execution of this agreement. This knowing and voluntary release and covenant not to sue, mutually given and effective, includes any and all claims under federal, state, and local laws, regulations and common law.

     g) The Employee will notify the Employer of any non-Employer related activities that may conflict with the Employee's job performance.

     h) All written notices to be given pursuant to this contract shall be sent as follows:

                    (1)  To Employer:

                         Mark N. Sirangelo, CEO
                         Production Group International, Inc.
                         2200 Wilson Boulevard, Suite 200
                         Arlington, VA 22201

                    (2)  To Employee:

                         Cyril Wismar
                         209 Wilkes Street
                         Alexandria, VA 22314

7.   Signatures


     a) This employment agreement is agreed to by both parties this 28th day of December 1994.


         /s/ Mark N. Sirangelo
         ___________________________
          Mark N. Sirangelo
          Chief Executive Officer
          Production Group International, Inc.


          /s/ Cyril Wismar
          ___________________________
          Cyril Wismar
          Employee

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               Contract of Executive Employment for Cyril Wismar
               -------------------------------------------------

                                   Addendum A
                           Compensation and Benefits
                           -------------------------


Position: Senior Vice President, Corporate Marketing and Major Accounts



1.   Base Annual Salary

     a) Base salary is set at $150,000 for the duration of this agreement and is payable semi-monthly. The Employer offers direct deposit services at its expense. Base salary will be review annually thereafter, if contract is extended. A draw on potential bonus will be considered after the first year if a bonus can be reasonably anticipated.

2.   Major Account Group Profit Performance Bonus

     a) An annual bonus of 10% of the increase in total Gross Profit of the Major Account Group (Base Gross Profit) over the Employer's previous fiscal year's total for the Group. Base Gross Profit, as defined by the Employer's auditors, is Net Revenue less all direct costs of the production of the revenue, of the accounts assigned to Major Account Group of the Company. Bonus is available only on revenue collected by the Employer and then only on the amount collected. For the purpose of the first Base Gross Profit, the amount for Fiscal Year 1994 was $________________ .

     b) The Employer, after discussion with Employee will adjust the Group's base target as a result of any mid-year additions or changes to the Group or for any acquisitions or mergers that may have an impact on the Group.


3.   Corporate Marketing Project Performance Bonus

     The Employee would be eligible for a project based performance program for timely and thorough completion of assigned projects.

     a) The Employer and Employee will in a reasonable period after the start of this agreement, mutually agree upon five initial projects which relate to the Employee's position with the Employer. This listing shall then be attached as Addendum B to this contract.

     b) Each project will have a detailed timeline and a performance standard for completion. The Employee's direct supervisor will be the evaluator for the

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               Contract of Executive Employment for Cyril Wismar
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          successful completion of the project. In the event of a disagreement, the Employer's CEO will be the sole and final judge of the performance.

     c) The Bonus that will be award for the successful completion of each project is 10% of the Employee's then base salary, payable within 30 days of the completion of the assignment.

     d) Upon the completion of the originally assigned projects, additional projects will be developed and assigned.


4.   Equity participation

          A stock grant of 2,000 shares pursuant to the Employer's restricted stock plan will be granted at the end of the first year of employment and 2,000 each annual contract anniversary date thereafter. Additional awards for performance available.


5.   Expense Reimbursement

          All reasonable expenses such as approved travel, hotel, short term residence, parking, tolls, etc., incurred by the Executive during the performance of his job will be reimbursed.


6.   Insurance and Health

          In addition to the Employer's standard health care plan the following will be provided and is agreed to by the Employer and Employee:

     a) The Employer intends to apply for Key Executive Life Insurance on the Employee in the amount of up to $1,000,000, to be paid for at its expense. The Employee will agree to support this applications and any medical or informational requirements reasonably requested by the potential insurance companies.

     b) The Employer will also request on behalf of the Employee additional levels of insurance under these policies to be paid for by the Employee, at Employee's request.

     c) The Employee will agree to participate in a full annual physical, which results will be shared with the Employer and which will be paid for in full by the Employer.

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               Contract of Executive Employment for Cyril Wismar
               -------------------------------------------------

    Agreed this 28th day of December, 1994:


         /s/ Mark N. Sirangelo
         ___________________________
          Mark N. Sirangelo
          Chief Executive Officer
          Production Group International, Inc.


         /s/ Cyril Wismar
         ___________________________
          Cyril Wismar
          Employee

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               Contract of Executive Employment for Cyril Wismar
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                                   Addendum B
                              Carry-Over Accounts
                              -------------------


    The following accounts previously handled by Employee through December 31,1994 will be commissioned as per Employee's previous agreement:

     .  MCI 3rd and 4th Quarter 1994 activity
     .  Mobil Oil Dealers Meeting of 9/94, including speaker support projects
     . networkMCI Services Meeting (December/Phoenix) entertainment, video and extras
     .  CONCERT Meeting and Corporate Video
     .  American Legislative Exchange Council Meeting 12/94

    The following accounts sold in 1994 but not yet produced will not be eligible for commissions as per Employee's previous agreement

     . networkMCI Services, Cary North Carolina (2/95) and San Diego meetings (3/95)
     .  Mobil Distributors Meeting in Phoenix (2/95)
     .  Mobil Kick-off Video (1/95, 2/95)
     .  ALEC Annual Meeting (8/95)



     Agreed this 28th day of December, 1994:


         /s/ Mark N. Sirangelo
         ___________________________
          Mark N. Sirangelo
          Chief Executive Officer
          Production Group International, Inc.


         /s/ Cyril Wismar
         ___________________________
          Cyril Wismar
          Employee

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